                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the previously filed Registration Statements of Synetic, Inc. and Subsidiaries on Form S-8 (File Nos. 33-34925, 33-34926, 33-38446, 33-46639, 33-46640, 333-19043, 333-21555 and 333-36041) and
Form S-3 (File No. 333-18771).



                                         ARTHUR ANDERSEN LLP



New York, New York
September 24, 1997